UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2008

Panacos Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 926-1551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On December 10, 2008, Panacos Pharmaceuticals, Inc. (the “Company”) announced that it is reducing its workforce, effective immediately, from 33 employees to 15, under a plan of termination as described in paragraph 8 of FASB Statement of Financial Accounting Standards No. 146, “Accounting For Costs Associated with Exit or Disposal Activities,” pursuant to which charges will be incurred under generally accepted accounting principles (the “Restructuring”). The Company noted that the Restructuring is being undertaken to manage capital resources while the Company pursues strategic alternatives, including the financing, partnering or sale of the Company or one of its several antiviral assets, including bevirimat (PA-457), the Company’s first-in-class maturation inhibitor, which is currently in Phase 2b clinical studies in HIV-positive patients, the next-generation maturation inhibitor program (consisting of second- and third-generation compounds) and the oral fusion program (consisting of its lead compound, PA-161).

The Company estimates it will record restructuring charges of approximately $65,000 in the fourth quarter of 2008 in connection with the Restructuring. The majority of these payments will be made in the fourth quarter of 2008. In addition, in the event that the Company is able to complete certain strategic transactions prior to February 28, 2009, the Company could incur approximately $600,000 in additional severance and retention obligations to employees.

A copy of the press release issued by the Company on December 10, 2008 announcing these matters is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

The information in Item 2.05 above is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Exhibit
99.1	Press Release of Panacos Pharmaceuticals, Inc. dated December 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANACOS PHARMACEUTICALS, INC.
Dated: December 10, 2008
	By:	/s/ Alan W. Dunton
Alan W. Dunton, M.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release of Panacos Pharmaceuticals, Inc. dated December 10, 2008.